UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52954

Date of Report: April 25, 2008

AIM SMART CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	84-1090791
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

125 Maiden Lane, Suite 309, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

(212) 797-9877
(Registrant’s telephone number including area code)

330 Clematis Street, Suite 217, West Palm Beach, FL 33401

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01

Change in Control of Registrant

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 25, 2008 Ailing Zhao purchased 286,667 shares of the Registrant’s common stock, representing 86% of the outstanding shares.  The purchase price was $575,000, which Ms. Zhao paid in cash from her personal funds.  The shares were purchased from Corporate Services International Profit Sharing Plan, the trustee and beneficiary of which is Michael Anthony.

Effective on the same date, pursuant to the Stock Purchase Agreement, Michael Anthony, the sole director of Aim Smart Corporation, elected Ailing Zhao, Mingli Yao and Yuan Yao to serve as members of the Board of Directors, and then Mr. Anthony resigned from his positions as sole member of the Board and as sole officer of Aim Smart Corporation.  The new Board then elected Mingli Yao to serve as Chief Executive Officer and Yuan Yao to serve as Chief Financial Officer of Aim Smart Corporation.

Information regarding the new officers and directors follows:

Mingli Yao.  Since 1999 Mr. Yao has been employed as Chairman of Harbin Tianmu Pharmaceutical Ltd., a corporation located in the City of Harbin, P.R. China, which is engaged in the manufacture and distribution of pharmaceutical products.  From 1998 to 1999 Mr. Yao was employed as a Manager by the People’s Government of Heilongjiang Province.  In 1983 Mr. Yao earned an Associate Degree in Electronic Engineering from the China Haerbin College of Light Industry.  Mr. Yao is 57 years old.  He is the spouse of Ailing Zhao and the father of Yuan Yao.

Yuan Yao.  Since 2005 Ms. Yao has been employed as General Manager in charge of business operations of Harbin Tianmu Pharmaceutical Ltd., a corporation located in the City of Harbin, P.R. China, which is engaged in the manufacture and distribution of pharmaceutical products.  In 2005 Ms. Yao earned a Bachelor of Arts Degree with a concentration in Law from the China University of Political Science and Law.  Ms. Yao is 26 years old.  She is the daughter of Mingli Yao and Ailing Zhao.

Ailing Zhao.  Since 1999 Ms. Zhao has been employed as Deputy General Manager in charge of administration of Harbin Tianmu Pharmaceutical Ltd., a corporation located in the City of Harbin, P.R. China, which is engaged in the manufacture and distribution of pharmaceutical products.  In 1980 Ms. Zhao earned a Vocational Degree in Business from the Haerbin Business Vocational School.  Ms. Zhao is 51 years old.  She is the spouse of Mingli Yao and the mother of Yuan Yao.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aim Smart Corporation

Dated:  April 28, 2008

By:  /s/ Mingli Yao

       Mingli Yao, Chief Executive Officer